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                                                                    Exhibit (j)



                             ARTHUR ANDERSEN LLP


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report dated December 11, 1998 on the financial statements of Schroder Series Trust for the year ended October 31, 1998 and to all references to our Firm included in or made part of the registration statement of Schroder Series Trust filed on Form N-1A (Amendment No. 11), Investment Company Act File No. 811-7840 with the Securities and Exchange Commission.


                                        ARTHUR ANDERSEN LLP



                                        /s/ ARTHUR ANDERSEN LLP
                                        -------------------------------



New York, New York
February 23, 1999